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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A


               For Registration of Certain Classes of Securities
                   Pursuant To Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934

                          ESPERION THERAPEUTICS, INC.
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                (Exact name of registrant specified in Charter)

          DELAWARE                                     38-3419139
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      (State or other                                 (IRS Employee
      jurisdiction of                               Identification No.)
       incorporation)

    3621 S. State Street,                                48108
       695 KMS Place
       Ann Arbor, MI
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(Address of principal executive offices)                 Zip Code

 If this Form relates to the registration of a class of securities pursuant to
    Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. [ ]

 If this Form relates to the registration of a class of securities pursuant to
    Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-31032


       Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                  Name of Each Exchange on Which
       to be so Registered                  Each Class is to be Registered
       -------------------                  ------------------------------

          Not Applicable                            Not Applicable
       -------------------                  -------------------------------


       Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.001 par value
                         ------------------------------
                                (Title of class)
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Item 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------

     The Registrant is registering shares of Common Stock, $0.001 par value per share, pursuant to a Registration Statement on Form S-1 (File No. 333-31032) that was filed with the Securities and Exchange Commission on February 24, 2000 (the "Registration Statement"). Reference is made to the sections entitled "Prospectus Summary" and "Description of Capital Stock" in the prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended. Such Registration Statement and all amendments to the Registration Statement are hereby deemed to be incorporated by reference into this Registration Statement in accordance with the Instruction to
Item 1 of this Form.

Item 2.   Exhibits.
          --------

          3.1 Fifth Amended and Restated Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1 (File No. 333-31032) of the Registrant, as amended).

          3.2 Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1 (File No. 333-31032) of the Registrant, as amended).

          4.1 Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File NO. 333-31032) of the Registrant).

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                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                              ESPERION THERAPEUTICS, INC.



                              By:    /s/ Roger S. Newton
                                     --------------------------
                              Name:  Roger S. Newton
Dated:   August 4, 2000       Title: Chairman and Chief Executive Officer

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